John J. Dawson, Esq. (002786)
Susan G. Boswell, Esq. (004791)
Ronald E. Reinsel, Esq. (011059)
STREICH LANG, P.A.
Renaissance One
Two North Central Avenue
Phoenix, Arizona  85004-2391
(602)  229-5200

Attorneys for EDWARD J. SHOEN, JAMES P. SHOEN, JOHN M. DODDS, and
AUBREY K. JOHNSON, Debtors and Debtors-In-Possession

Lowell E. Rothschild, Esq. (000635)
MESCH, CLARK & ROTHSCHILD, P.C.
259 North Meyer Avenue
Tucson, Arizona  85701-1090
(520) 624-8886

Attorneys for WILLIAM E. CARTY, Debtor and Debtor-In-Possession

             IN THE UNITED STATES BANKRUPTCY COURT

                  FOR THE DISTRICT OF ARIZONA


In re:                        )  In Proceedings Under
                              )  Chapter 11
EDWARD J. SHOEN,              )
                              )  Case No. 95-1430-PHX-JMM
                      Debtor. )
------------------------------
In re:                        )
                              )  Case No. 95-1431-PHX-JMM
JAMES P. SHOEN,               )
                              )
                  Debtor.     )
------------------------------
In re:                        )
                              )  Case No. 95-1432-PHX-JMM
AUBREY K. JOHNSON,            )
                              )
                  Debtor.     )
------------------------------
In re:                        )
                              )  Case No. 95-1433-PHX-JMM
JOHN M. DODDS,                )
                              )
                  Debtor.     )
------------------------------
In re:                        )
                              )  Case No. 95-1434-PHX-JMM
WILLIAM E. CARTY,             )
                              )  (Jointly   Administered   As
                  Debtor.     )  Case No. 95-1430-PHX-JMM)
------------------------------

  DEBTORS' FOURTH AMENDMENT MODIFYING THE AMENDED AND RESTATED
        PLANS OF REORGANIZATION PROPOSED BY THE DEBTORS
        -----------------------------------------------

           This  Fourth  Amendment  (the "Fourth  Amendment")  is

proposed  by each of the Debtors<F1> in the above-captioned  jointly administered  Chapter  11  cases.  Pursuant  to  Bankruptcy  Code

1127,   11   U.S.C.   1127,  the  Debtors  hereby   propose   the

modifications of their respective Plans<F2> which are stated below:

          1.        Preliminary Statement.  On January 26, 1996, the
                    ---------------------

Bankruptcy   Court  issued  a  "Memorandum  Decision   Re:   Plan
                                ---------------------------------

Confirmation" (the "Memorandum Decision").  As the  Debtors  will
------------

state  more  fully with respect to other relief  which  they  are requesting regarding the Bankruptcy Court's rulings in the

Memorandum  Decision, the Debtors strongly disagree with  certain of  those  rulings.  Nevertheless, and with full  reservation  of their  legal  rights, the Debtors intend to present,  and  hereby present,  modifications of their Plans which  they  believe  will enable  them  to confirm their Plans as a matter of law  even  if they do not succeed in obtaining relief from the disputed rulings in the Memorandum Decision.  The Debtors continue to propose full payment  Plans.  The Debtors believe that the Memorandum Decision is  interlocutory; and that, as of the filing date of this Fourth

Amendment modifying the Debtors' Plans, the Bankruptcy Court  has
-------------------------
<F1>    Unless otherwise expressly stated herein, all capitalized defined terms will have the same meanings as in the Amended and Restated Plans of Reorganization, the First Amendment, the Second Amendment, and the Third Amendment which the Debtors have filed. The Fourth Amendment is a modification of each of those Plans; and, henceforth, the defined term "Plan" appearing therein will be deemed to incorporate and include the Fourth Amendment.

<F2>    See note 1, supra, regarding the defined term "Plan" and
        ---         -----
the incorporation, henceforth, of the Fourth Amendement in the Debtors' Plans.

not entered (and should not enter) any Order denying confirmation

of   the  Debtors'  Plans.   The  Debtors  further  believe  that

additional  solicitation  of  acceptances  of  their  Plans   (as

modified  by  the  Fourth Amendment) is not necessary;  and  that adequate  information has been provided to all  affected  parties

(i.e.,  the  Share  Case  Plaintiffs) pursuant  to  the  Debtors'
 ----

existing   Disclosure  Statements  and  twelve   (12)   days   of

evidentiary  hearings  already conducted  before  the  Bankruptcy

Court  during the Confirmation Hearing.  Accordingly, the Debtors believe  that  it is appropriate to schedule further  proceedings regarding confirmation of their Plans.

2.        Modified Treatment Of Classes 3A, 3B, 3C, 3E, 3F, And
          -----------------------------------------------------

3G.  Pursuant to the Fourth Amendment, each of the respective
--

Share Case Claims in each of the respective Classes listed above will be treated and paid as follows:

               (a)       Full Payment.  On or before the Effective Date, each
                         ------------

Share  Case  Claim, if and to the extent that it  is  an  Allowed

Claim,  will be paid in full, including, but not limited to,  the payment  of all interest on such Allowed Claim which is necessary to  pay  the Allowed Share Case Claim in full and to obtain  each

Shareholder  Plaintiff's AMERCO common stock.   Unless  otherwise

agreed  between  the  Debtors  and  the  respective  Share   Case

Plaintiffs, the payments of the Allowed Share Case Claims will consist of up to $286 million additional cash<F3> and such other property  (such as publicly traded securities or additional  cash if  required  to  confirm the Plans) which the  Bankruptcy  Court determines  to  be of indisputable value sufficient  to  pay  the

respective  Allowed  Share  Case Claims  in  full.   The  Debtors

believe that they have unexpired rights to appeal the Share  Case

Judgment;  and  that  they are entitled to  relief  from  certain rulings  made by the Bankruptcy Court in the Memorandum Decision.

Furthermore,   the  Debtors  are  prepared  to   participate   in

settlement  negotiations under the supervision  of  a  settlement judge as suggested in the Bankruptcy Court's Memorandum Decision.

Any  or  all  of these matters may affect the amounts  ultimately

payable  on  account of the respective Share  Case  Claims.   The

Debtors will not be precluded from exercising any of these rights and  remedies so long as they satisfy the Bankruptcy  Court  that their  Plans  are confirmable and sufficient to pay the  Disputed

Share Case Claims in full when and if they are allowed, and  when and if the Debtors must pay those Allowed Claims as described  in the Memorandum Decision.

        (b)  Source Of Funds.  The Debtors intend to obtain from
             ---------------

AMERCO the funding necessary to accomplish their payment of the

Allowed Share Case Claims.  The Debtors believe that AMERCO will be able to provide the cash needed to fund the Plans by making use of financial resources which now will include some or all of

------------------
<F3>    This amount is in addition to the approximately $64 million paid to Mary Anna (Shoen) Eaton and MARAN, Inc. in the transactions approved by the Court in October 1995.

the assets previously identified as the property to be

transferred to the Share Case Plaintiffs (i.e., the Series "B"

and "D" preferred stock, the Mortgage Notes, the REMIC

Certificate, and/or the Real Property), as well as other

resources of AMERCO.

        (c)  AMERCO As Debtors' Designee.  The Debtors designate
             ---------------------------

AMERCO as the recipient of the AMERCO common stock which they are entitled to obtain from each of the Shareholder Plaintiffs.  Such stock will be retired to AMERCO's treasury.

        (d) Distributions.  Unless otherwise stipulated by and
            -------------

among the Debtors, AMERCO, and the respective Share Case

Plaintiffs, the distributions on account of the respective

Allowed Share Case Claims will be made to the respective

Shareholder Plaintiffs which are the record owners of AMERCO common stock as of the filing date of the Fourth Amendment.

        (e) Incorporation Of Settlement(s).  Any settlement(s)
            ------------------------------

reached on or before the Confirmation Date by and between the

Debtors and any of the respective Share Case Plaintiffs will be deemed incorporated by reference in the Plans, unless otherwise agreed in writing by the settling parties and approved by the

Bankruptcy Court.

          3.  Modification Of Effective Date.  The Debtors make the
              ------------------------------

following  modifications in the definition of the Effective  Date in  their  Plans:  (a) the reference to one hundred twenty  (120)

days  is  changed to one hundred eighty (180) days; and  (b)  the reference  to  January  1, 1996 is changed  to  August  1,  1996.

Neither  of  these changes will delay the payment of any  Allowed

Claim previously voting to accept the Debtors' respective Plans.

        4. Offer To Settle Disputes.  Paragraph 10 of the Third
           ------------------------

Amendment will be deemed withdrawn and superseded in favor of settlement proceedings which may be conducted before a settlement judge.  The Debtors intend that the spirit of that provision of the Third Amendment will be included in their negotiations before a settlement judge.

        5. Deletion of Class.  The Class in each of the Debtors'
           -----------------

Plans identified as "Share Case Judgment Codebtor Claims" is
                     -----------------------------------

hereby deleted from each of the Plans.

        6. Incorporation By Reference.  The Fourth Amendment will
           --------------------------

be, and hereby is, incorporated by reference in the Debtors'

Plans.  The Debtors intend to meld the modifications made by the

Fourth Amendment (as well as the First, Second, and Third

Amendments) into the language of the Plans in order to make the final iteration of the Plans more precise.  Except as modified by the Fourth Amendment (either expressly or where the context

requires such a modification), the Debtors' Plans continue in full force and effect.  In particular, and without limitation,

the  treatment  of all other Classes under the  Debtors'  Plans

 . . .

 . . .

(i.e., all remaining Classes other than Classes 3A, 3B, 3C, 3E, 3F, and  3G)

remains the same.

DATED:  January 29, 1996      /s/ Edward J. Shoen JPS
                              -----------------------------
                              EDWARD J. SHOEN,<F4>
                              Debtor and Debtor-In-Possession

                              /s/ James P. Shoen
                              ------------------------------
                              JAMES P. SHOEN,
                              Debtor and Debtor-In-Possession


                              /s/ John M. Dodds JPS
                              ------------------------------
                              JOHN M. DODDS,<F4>
                              Debtor and Debtor-In-Possession


                              /s/ Aubrey K. Johnson JPS
                              ------------------------------
                              AUBREY K. JOHNSON,<F4>
                              Debtor and Debtor-In-Possession


                              /s/ William E. Carty JPS
                              ------------------------------
                              WILLIAM E. CARTY,<F4>
                              Debtor and Debtor-In-Possession

-------------------------
<F4>    The Fourth Amendment has been reviewed by each of these
Debtors who are in geographically diverse locations. Each of them has authorized James P. Shoen to sign their names (and his initials) to the Fourth Amendment in order to expedite the filing of the Fourth Amendment.

PREPARED AND SUBMITTED BY:

STREICH LANG
A Professional Association
Renaissance One
Two North Central Avenue
Phoenix, Arizona  85004-2391


By  /s/ John J. Dawson
  ----------------------
  John J. Dawson
  Susan G. Boswell
  Ronald E. Reinsel

Attorneys for EDWARD J. SHOEN,
JAMES P. SHOEN, JOHN M. DODDS,
and AUBREY K. JOHNSON, Debtors
and Debtors-In-Possession

Lowell E. Rothschild, Esq.
Scott Gan, Esq.
MESCH, CLARK & ROTHSCHILD, P.C.
259 North Meyer Avenue
Tucson, Arizona  85701-1090
Attorneys for WILLIAM E. CARTY,
Debtor and Debtor-In-Possession